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                                                                     EXHIBIT 1.1



                         WEATHERFORD INTERNATIONAL, INC.

                                  $350,000,000

                          6 5/8% SENIOR NOTES DUE 2011

                               PURCHASE AGREEMENT

                                                                November 8, 2001


CREDIT SUISSE FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.
DEUTSCHE BANC ALEX. BROWN INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANC ONE CAPITAL MARKETS, INC.

c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629

And

Lehman Brothers Inc.
101 Hudson Street
Jersey City, New Jersey 07302

Ladies and Gentlemen:

         Weatherford International, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Initial Purchasers named in Schedule 1 hereto (the "Initial Purchasers") $350,000,000 in aggregate principal amount of its 6 5/8% Senior Notes due 2011 (the "Notes") pursuant to the terms of an Indenture dated as of May 17, 1996, as amended by the First Supplemental Indenture dated and effective as of May 27, 1998, the Second Supplemental Indenture dated and effective as of June 30, 2000 and the Third Supplemental Indenture to be dated and effective as of the Closing Date (the "Indenture"), by and among the Company and The Bank of New York, as trustee (the "Trustee").

         The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company has prepared a preliminary offering circular, dated November 6, 2001 (the "Preliminary Offering Circular") and will prepare a final offering circular (the "Offering Circular"), to be dated November 8, 2001, relating to the Company and the Notes. As used


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herein, the term "Preliminary Offering Circular" and "Offering Circular" shall include in each case the documents incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein with respect to the Preliminary Offering Circular or the Offering Circular shall include all documents deemed to be incorporated by reference in such Preliminary Offering Circular or Offering Circular, as the case may be, that are filed subsequent to the date of such Preliminary Offering Circular or Offering Circular, as the case may be, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution therefor) shall bear substantially the following legend:

                  THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

                  (1) REPRESENTS THAT:

                           (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS
                  DEFINED IN RULE 144A UNDER THE SECURITIES ACT; OR

                           (B) IT IS A NON-U.S. PERSON OUTSIDE THE UNITED STATES
                  ACQUIRING THE SECURITY IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

                  (2) REPRESENTS THAT:

                           (A) IT IS NOT USING THE ASSETS OF ANY PLAN SUBJECT TO
                  TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), TO ACQUIRE AND HOLD THE SECURITY; OR

                           (B) ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR
                  ADMINISTRATIVE EXEMPTIONS APPLY SUCH THAT THE USE OF PLAN ASSETS TO ACQUIRE AND HOLD THE SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE;


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                      (3) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE
             ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

                      (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE
             SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         The Initial Purchasers may make offers (the "Exempt Resales") of the Notes purchased hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely (i) to persons whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBs") and (ii) outside the United States to persons other than U.S. Persons in offshore transactions meeting the requirements of Regulation S under the Securities Act ("Regulation S") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). As used herein, the terms "offshore transaction," "United States" and "U.S. Person" have the respective meanings given to them in Regulation S. The Initial Purchasers represent that they intend initially to offer the Notes to Eligible Purchasers at the price specified on the cover page of the Offering Circular. Thereafter, the offering price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), by and among the Company and Credit Suisse First Boston Corporation and Lehman Brothers Inc. on behalf of the Initial Purchasers, in a form to be mutually agreed upon and attached hereto as Annex A, for so long as such Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission under the circumstances set forth therein (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Company's 6 5/8% Senior Notes due 2011 (the "Exchange Notes") to be offered in exchange for the Notes (such offer to exchange being referred to collectively as the "Registered Exchange Offer") and (ii) if required by the terms of the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Notes, and to use their best efforts to cause such


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Registration Statements to be declared effective. This Agreement, the Notes, the
Exchange Notes, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents." This is to confirm the agreements concerning the purchase of the Notes from the Company by the Initial Purchasers.

         SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

                  (a) The Preliminary Offering Circular and the Offering Circular have been or will be prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Circular or the Offering Circular, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

                  (b) The Preliminary Offering Circular and the Offering Circular as of their respective dates did not, and the Offering Circular as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary, in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Circular and the Offering Circular made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein, as specifically identified in Section 8(e) hereof. The Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act, when they became effective or were filed with the Commission or were sent to stockholders, did not include any untrue statements of a material fact or omit to state any material fact necessary to make therein, in the light of the circumstances under they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (c) The Company and each of its subsidiaries (as defined in Section 15) have been duly incorporated or organized and are validly existing as corporations, limited liability companies or limited partnerships in good standing under the laws of their respective jurisdictions of formation, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies or limited partnerships in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or business of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); and Schedule 2 hereto sets forth all of the Company's subsidiaries and their respective jurisdictions of formation. The Company and each of its subsidiaries have all


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         power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged as described in the Offering Circular; and, except as indicated on
         Schedule 2, none of the subsidiaries of the Company is a "significant subsidiary", as such term is defined in Rule 405 of the rules and regulations of the Commission under the Securities Act.

                  (d) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of capital stock or similar ownership interest of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and, except as indicated on Schedule 2 and except for directors' qualifying shares, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than (i) liens, encumbrances, equities or claims described in the Offering Circular and (ii) liens, encumbrances, equities or claims that, if foreclosed upon or remedies thereunder sought, individually or in the aggregate do not and would not have a Material Adverse Effect.

                  (e) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Notes, the Exchange Notes and the Registration Rights Agreement.

                  (f) This Agreement has been duly authorized, executed and delivered by the Company.

                  (g) The Registration Rights Agreement has been duly authorized by the Company and, when duly executed by the proper officers of the Company (assuming due execution and delivery by the Initial Purchasers) and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and except as rights to indemnity and contribution thereunder may be limited by U.S. federal or state securities laws or the policies underlying such laws, and the Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof contained in the Offering Circular.

                  (h) The Indenture has been duly authorized by the Company and, when duly executed by the proper officers of the Company (assuming due execution and delivery by the Trustee) and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is required in connection with the Exempt Resales and the


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         Indenture, when executed and delivered, will conform in all material respects to the description thereof contained in the Offering Circular.

                  (i) The Notes have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture (assuming due authentication of the Notes by the Trustee) and when issued and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and the Notes, when issued and delivered, will conform in all material respects to the description thereof contained in the Offering Circular.

                  (j) On the Closing Date, the Exchange Notes will have been duly and validly authorized by the Company and, if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  (k) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the consummation of the transactions contemplated hereby and thereby (including the use of proceeds from the sale of the Notes as described under the caption "Use of Proceeds") will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement, license or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries or any statute, (iii) result in any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, any of their properties or assets or (iv) except as may be required in connection with the registration of the Notes or the Exchange Notes under the Securities Act in accordance with the Registration Rights Agreement, qualification of the Indenture under the Trust Indenture Act and compliance with the securities or Blue Sky laws of various jurisdictions, require any consent, approval, authorization or order of, or filing or registration with, any person or any such court or governmental agency or body; except for such consent, approval, authorization or order, which if not obtained would, or such conflict, breach, violation or default which would, for purposes of clauses (i),
         (iii) and (iv) above, either individually or in the aggregate, not have a Material Adverse Effect.


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                  (l) Except as provided in the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person within the coverage of the Exchange Offer Registration Statement or the Shelf Registration Statement.

                  (m) Since the date of the latest audited financial statements included in the Offering Circular, except as otherwise stated therein,
         (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company that could reasonably be expected to result in a Material Adverse Effect, and, except as disclosed in the Offering Circular, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (n) The historical consolidated financial information (including the related notes) included in the Offering Circular present fairly in all material respects the financial condition and results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the assumptions used in preparing the pro forma financial statements incorporated by reference in the Offering Circular provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (o) Arthur Andersen LLP, who has certified certain financial statements of the Company, and whose report appears in the Offering Circular, along with Ernst & Young LLP who will each deliver the letters referred to in Sections 7(i) and 7(j) hereof, are certified independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission.

                  (p) Each of the Company and its subsidiaries has such material permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Offering Circular; each of the Company and its subsidiaries has fulfilled and performed, in all material respects, all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, and none of the Permits contains any restriction that is materially burdensome (other than such burdens as are common or customary to such Permits) to any of the Company or its subsidiaries, in each case, subject in each case to such qualifications as may be set forth in the Offering Circular and, except where the failure to have such Permit or fulfill such obligation or where such revocation,


                                       7
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         termination or restriction could not reasonably be expected to have a
         Material Adverse Effect.

                  (q) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (r) The Company is not (i) in violation of its charter or bylaws, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except where such default could not reasonably be expected to have a Material Adverse Effect, or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except where such violation could not reasonably be expected to have a Material Adverse Effect.

                  (s) The Company is not, and upon the sale of the Notes and the application of the proceeds of such sale as described in the Offering Circular, the Company will not be an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the rules and regulations of the Commission thereunder.

                  (t) Neither the Company nor any other affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf) (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Notes in a manner that would require the registration of the Notes under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Notes nor will the Company nor any other affiliate of the Company engage in any of those activities described in clauses (i) and (ii) in connection with the offering of the Notes.

                  (u) When issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a U.S. automated inter-dealer quotation system.


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                  (v) None of the Company nor any of its affiliates or any
         person acting on their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Notes, and the Company and its affiliates and all persons acting on their behalf (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside of the United States. The sales of the Notes pursuant to Regulation S are not part of a plan or scheme to evade the registration provision of the Securities Act.

                  (w) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has informed the Company that it has imposed or is considering imposing any condition (financial or otherwise) on the Company's retaining any rating assigned as of the date hereof to the Company or any of their respective securities or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in any rating so assigned or (B) any negative change in the outlook for any rating of the Company.

                  (x) The Company has not taken, and will not take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part
         221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

         The Company understands that the Initial Purchasers and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         SECTION 2. Representations, Warranties and Agreements of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, represents and warrants to, and agrees with, the Company that:

                  (a) Such Initial Purchaser is a QIB and an "accredited investor" within the meaning of Regulation D of the Securities Act with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

                  (b) Such Initial Purchaser (i) is not acquiring the Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Circular and (iii) will not offer or sell the Notes by, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D), including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Notes.

                  (c) The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The Initial Purchasers represent that they have not offered, sold or delivered the Notes, and will not offer, sell or deliver the Notes (i) as part of their distribution at any time or (ii) until the expiration of the "40-day distribution compliance period" within the meaning of Rule 903 of Regulation S under the Securities Act (such period, the "Distribution Compliance Period"), within the United States or to, or for the account or benefit of U.S. Persons, except in accordance with Rule 144A under the Securities Act. Accordingly, such Initial Purchaser represents and agrees that neither it, nor its affiliates nor any persons acting on its behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S under the Securities Act with respect to the Notes, and such Initial Purchaser, its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S.

                  (d) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes in "offshore transactions" within the meaning of Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the Distribution Compliance Period a confirmation or notice substantially to the following effect:


                  "The Notes covered hereby have not been registered under the Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. Persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering or the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings assigned to them in Regulation S."

                  (e) All offers and sales of the Notes by the Initial Purchasers pursuant to Regulation S are and will be "offshore transactions" within the meaning of Regulation S and are not and will not be part of a plan or scheme to evade the registration provisions of the Securities Act.

         The terms used in this Section 2 that have meanings assigned to them in Regulation S are used herein as so defined.

         Such Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         SECTION 3. Purchase of the Notes by the Initial Purchasers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Notes to the several Initial Purchasers and each of the Initial Purchasers, severally and not jointly, agrees to purchase the principal amount of the Notes set forth opposite such Initial Purchaser's name in Schedule 1 hereto. Each Initial Purchaser will purchase such aggregate principal amount of Notes at an aggregate purchase price equal to 98.509% of the principal amount thereof (the "Purchase Price").

         The Company shall not be obligated to deliver any of the Notes to be delivered on the Closing Date (as hereinafter defined), except upon payment for all the Notes to be purchased on the Closing Date as provided herein.

         SECTION 4. Delivery of and Payment for the Notes.

                  (a) Delivery of and payment for the Notes shall be made at the office of Andrews & Kurth Mayor, Day, Caldwell & Keeton L.L.P., 600 Travis, Suite 4200, Houston, Texas 77002, at 10:00 A.M., New York City time, on November 16, 2001 or at such other date or place as shall be determined by agreement between Credit Suisse First Boston Corporation and Lehman Brothers Inc., as the representatives of the several Initial Purchasers (the "Representatives"), and the Company (the "Closing Date").

                  (b) On the Closing Date, one or more Notes in global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of Notes (collectively, the "Global Notes"), shall be delivered by the Company to the Representatives against payment by the Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds as the Company may direct by written notice delivered to the Representatives not later than two business days prior to the Closing Date. The Global Notes shall be made available to the Initial Purchasers for inspection not later than 2:00 P.M. New York City time on the business day prior to the Closing Date.

         SECTION 5. Further Agreements of the Company. The Company agrees:

                  (a) to advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing,
         (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Notes for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority and (ii) for a period of 90 days from the issue date of the Notes of the happening of any event that makes any statement of a material fact made in the Offering Circular untrue or which requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Notes under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Notes under any state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (b) to furnish to each Initial Purchaser, as many copies of the Preliminary Offering Circular and the Offering Circular, and any amendments or supplements thereto, as any such Initial Purchaser may reasonably request. The Company consents to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchasers in connection with the Exempt Resales that are in compliance with this Agreement;

                  (c) not to amend or supplement the Offering Circular prior to the Closing Date or during the period referred to in Section 5(d) below unless the Initial Purchasers shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than three business days after being furnished a copy of such amendment or supplement, unless the Company shall reasonably conclude, upon the advice of their counsel, that any such amendment or supplement must be made prior to obtaining such consent. The Company shall promptly prepare, upon any reasonable request by the Representatives, any amendment or supplement to the Offering Circular that may be necessary or advisable in connection with Exempt Resales;

                  (d) if, in connection with any Exempt Resales after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Company or in the judgment of counsel to the Initial Purchasers (which judgment is promptly relayed to the Company), makes any statement of a material fact in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements in the Offering Circular, in the light of the circumstances under which they were made, not be misleading at the time that the Offering Circular is delivered to prospective Eligible Purchasers, or if it is necessary to amend or supplement the Offering Circular to comply with applicable law, to promptly notify the Initial Purchasers of such event and prepare an appropriate amendment or supplement to the Offering Circular so that, at the time that the Offering Circular is delivered to prospective Eligible Purchasers, (i) the statements in the Offering Circular as amended or supplemented, in the light of the circumstances under which they were made, will not be misleading and
         (ii) the Offering Circular will comply with applicable law;

                  (e) except as contemplated in the Registration Rights Agreement, not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes;

                  (f) during any period in which the Company is not subject to
         Section 13 or 15(d) of the Exchange Act and the Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to make available to any registered holder or beneficial owner of Notes in connection with any sale thereof and any prospective purchaser of Notes from such registered holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act;

                  (g) to obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer;

                  (h) to apply the net proceeds from the sale of the Notes as set forth in the Offering Circular under the caption "Use of Proceeds";

                  (i) for a period of two years, to take such steps as shall be necessary to ensure that the Company shall not become an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder;

                  (j) for a period of two years following the Effective Date, to furnish to the Initial Purchasers copies of the Company's annual report to shareholders for such year, each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders; provided, however, that the Company shall not be required to provide the Initial Purchasers with any such reports or similar forms that have been filed with the Commission by electronic submission pursuant to EDGAR;

                  (k) promptly from time to time to take such action as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation in any jurisdiction; and

                  (l) to use all commercially reasonable efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Notes.

         SECTION 6. Expenses. The Company agrees to pay (i) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and distribution of the Preliminary Offering Circular and the Offering Circular and any amendments and exhibits thereto; (iii) the fees, disbursements and expenses of the Company and its counsel and accountants; (iv) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for "book-entry" transfer; (v) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5(a) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Initial Purchasers); (vi) any fees charged by securities rating services for rating the Notes; (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes; and (viii) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in
Section 11, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Initial Purchasers.

         SECTION 7. Conditions of Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Circular or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Fulbright & Jaworski L.L.P., counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (b) All of the representations and warranties of the Company contained in this Agreement shall have been true and correct on the date hereof and shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company shall have performed or complied in all material respects with all of the agreements contained herein and required to be performed or complied with by them at or prior to the Closing Date.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Documents, the Offering Circular, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Each of the Initial Purchasers shall have received on the Closing Date an opinion, in form and substance reasonably satisfactory to the Representatives and counsel for the Initial Purchasers, dated the Closing Date, of Andrews & Kurth Mayor, Day, Caldwell & Keeton L.L.P., counsel for the Company, to the effect that:

                           (i) This Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (ii) The Company has all requisite corporate power
                  and authority to execute and deliver the Registration Rights Agreement and to incur and perform each of its obligations provided for therein. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Initial Purchasers, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally, and by equitable principles including reasonableness, materiality, good faith and fair dealing, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court for which any proceedings therefor may be brought, (iii) that the provisions relating to liquidated damages are assumed to be reasonable and not a penalty and (iv) as rights to the indemnity and contribution thereunder may be limited by applicable securities laws or the policies underlying such laws;

                           (iii) The Company has all requisite corporate power
                  and authority to execute and deliver the Indenture and to incur and perform each of its obligations provided for therein. The Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general equitable principles including reasonableness, materiality, good faith and fair dealing, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and (iii) that the validity of the waiver of the Company contained in the Indenture of the benefit of any stay or extension laws may be limited under applicable laws;

                           (iv) The Company has all requisite corporate power
                  and authority to execute, issue and deliver the Notes and to incur and perform its obligations provided for therein. The execution and delivery of the Notes have been duly and validly authorized by the Company and, assuming that the Notes are executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, the Notes will have been validly issued, executed and delivered, will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general equitable principles including reasonableness, materiality, good faith and fair dealing and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought;

                           (v) On the Closing Date, the Exchange Notes will have
                  been duly and validly authorized by the Company and, if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general equitable principles including reasonableness, materiality, good faith and fair dealing and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought;

                           (vi) The statements contained in the Offering
                  Circular under the captions "Description of The Notes", relating to the Notes to the extent it purports to summarize the provisions of the Indenture, the Notes, the Registration Rights Agreement and other documents, instruments or agreements specifically referred to therein fairly summarize such provisions in all material respects; provided, however, that such counsel need not express any opinion with respect to the statements set forth under the heading "Book Entry System";

                           (vii) Neither the issuance and sale of the Notes, the
                  execution, delivery or performance of the Indenture, the Registration Rights Agreement or this Agreement by the Company, nor the consummation by the Company of the transactions contemplated thereby, will constitute a breach of, or a default under, (i) the certificate of incorporation or by-laws of the Company or (ii) (except with respect to state securities or blue sky laws, as to which such counsel need not express an opinion, and except with respect to the federal securities laws other than as stated in paragraph
                  (xii) below) any laws of the United States or the States of New York or Texas or the General Corporation Law of the State of Delaware known to such counsel to be applicable to the Company;

                           (viii) No consent, approval or authorization is
                  required by the laws of the United States or the States of New York or Texas or the General Corporation Law of the State of Delaware for the valid issuance and sale of the Notes to the Initial Purchasers under this Agreement, except as may be required by state securities laws (with respect to which such counsel need not express an opinion) and except as to the federal securities laws, the only opinion with respect to which is addressed in the opinion set forth in paragraph (xi) below;

                           (ix) The Company is not an "investment company"
                  within the meaning of the 1940 Investment Company Act;

                           (x) The description of the United States federal
                  income tax consequences appearing under the heading "Material United States Federal Income Tax Considerations" in the Offering Circular accurately describes the material United States federal income tax consequences to holders of the Notes acquiring them from the Initial Purchasers under existing law, subject to the qualifications and assumptions stated therein; and

                           (xi) Based upon the representations, warranties and
                  agreements of the Company in Sections 1(h), 1(t), 1(v) and 5(e) of this Agreement and of the Initial Purchasers in
                  Section 2 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes by the Company to the Initial Purchasers under this Agreement or in connection with the initial resale of such Notes by the Initial Purchasers in accordance with Section 2 of this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any Note.

         In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of Texas, the State of New York and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of Delaware. In addition, such counsel may state that its opinion is subject to customary exceptions and qualifications.

         Such counsel also shall have furnished to the Representatives a written statement, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that such counsel has participated in conferences and other discussions with representatives of the Initial Purchasers, officers and other representatives of the Company and representatives of the independent certified public accountants of the Company during which the contents of the Offering Circular and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular and has made no independent check or verification thereof (except to the extent set forth in paragraphs (vi) and (x)), on the basis of the foregoing (relying as to materiality with respect to factual matters upon officers and other representatives of the Company), no facts have come to such counsel's attention that lead them to believe that the Offering Circular as of the date thereof or on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and financial data included in the Offering Circular, as to which such counsel need not comment).

                  (e) The Vice President - Law of the Company shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Initial

         Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                           (i) The Company is a corporation duly incorporated
                  and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its businesses as described in the Offering Circular;

                           (ii) Each of the subsidiaries organized within any
                  jurisdiction in the United States and designated as a "significant subsidiary" on Schedule 2 hereto (each a "Significant Subsidiary", and collectively, the "Significant Subsidiaries"), if a corporation, is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation, with due corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Circular, and if a limited partnership, is validly existing and in good standing (where applicable) under the laws of the jurisdiction of its organization, with due power and authority to own, lease and operate its properties and conduct its business as described in the Offering Circular; and all of the outstanding shares of capital stock of each of the corporate Significant Subsidiaries and all of the partnership interests of the limited partnership Significant Subsidiaries have been duly authorized and validly issued, are fully paid (to the extent required in such subsidiary's limited partnership agreement) and non-assessable except as such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, and are held of record, directly or indirectly, by the Company;

                           (iii) Neither the issuance and sale of the Notes, the
                  execution, delivery and performance of the Indenture, the Registration Rights Agreement or this Agreement by the Company, nor the consummation by the Company of the transactions contemplated thereby, will constitute a breach of, or a default under, (a) the certificate of incorporation or by-laws of the Company or any corporate Significant Subsidiary or of the limited partnership agreement of any limited partnership Significant Subsidiary or (b) (except such as may have been waived) any agreement, indenture or other instrument relating to the borrowing of money known to such counsel to which the Company or any of the Significant Subsidiaries is a party or by which any of them is bound, or any other agreement known to such counsel to be material to the Company and its subsidiaries taken as a whole or any court or governmental decree known to such counsel to be applicable to the Company, except for purposes of clause (b) any breach or default that would not have a Material Adverse Effect; and

                           (iv) After due inquiry, except as described in the
                  Offering Circular, including information incorporated therein by reference, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings which such counsel believes are not likely to have a Material Adverse Effect on the

                  Company or on the power of the Company to perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture or the Notes or to consummate the transactions contemplated by the Offering Circular.

         In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of Delaware.

         Such counsel also shall have furnished to the Representatives a written statement, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that such counsel has participated in conferences and other discussions with representatives of the Initial Purchasers, officers and other representatives of the Company and representatives of the independent certified public accountants of the Company during which the contents of the Offering Circular and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that lead them to believe that the Offering Circular as of the date thereof or on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and financial data included in the Offering Circular, as to which such counsel need not comment).

                  (f) The Representatives shall have received from Fulbright & Jaworski L.L.P., counsel for the Initial Purchasers, such opinion or opinions, dated such Closing Date, with respect to the issuance and sale of the Notes, the Offering Circular and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) On the Closing Date, the Company and the Trustee shall have entered into the Third Supplemental Indenture and the Representatives shall have received counterparts, conformed as executed, thereof.

                  (h) On the Closing Date, the Company and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (i) The Representatives shall have received from each of Arthur Andersen LLP and Ernst & Young LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are certified independent public accountants with respect to the Company within the meaning of the Securities Act including applicable rules and regulations thereunder adopted by the Commission and (ii) stating, as of the date hereof (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Circular, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters, including the pro forma financial statements incorporated by reference in the Offering Circular, ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (j) With respect to the letters of Arthur Andersen LLP and Ernst & Young LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "initial letters"), the Company shall have furnished to the Initial Purchasers a letter (the "bring-down letters") of each such accountants, addressed to the Initial Purchasers and dated such Closing Date (i) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Circular, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters, including the pro forma financial statements incorporated by reference in the Offering Circular, covered by the initial letter and (ii) confirming in all material respects the conclusions and findings set forth in the initial letters.

                  (k) The Representatives shall have received (a) a certificate from the Company, dated the Closing Date, signed by its chief executive officer, President or a Vice President and its chief financial officer that:

                           (i) the representations, warranties and agreements of
                  the Company in Section 1 are true and correct as of such Closing Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(l) and 7(m) have been fulfilled; and

                           (ii) they have carefully examined the Preliminary
                  Offering Circular and the Offering Circular and, in their opinion (A) the Preliminary Offering Circular and Offering Circular, as of their respective dates, did not, and the Offering Circular, as of the Closing Date, does not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
                  (B) since the date of the Offering Circular, no event has occurred which should have been set forth in a supplement or amendment to the Offering Circular.

                  (l) There shall not have occurred any change, or any development which could reasonably be expected to result in a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company or its subsidiaries, taken as a whole, from that set forth in the Offering Circular (exclusive of any amendment or supplements thereto subsequent to the date of this Agreement) that is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Circular.

                  (m) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Company's Notes by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) such organization shall not have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                  (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the sole judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Circular, (iv) any major disruption of settlements of securities or clearance services in the United States or
         (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Circular.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

         SECTION 8. Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless each Initial Purchaser, its officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which that Initial Purchaser, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Circular, the Offering Circular or in any amendment or supplement thereto or (B) in any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Offering Circular, the Offering Circular or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Offering Circular or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein which information consists solely of the information specified in Section 8(e); provided, further, that with respect to any such untrue statement or omission made in the Preliminary Offering Circular, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of the Initial Purchasers from whom the person asserting any such losses, claims, damages or liabilities purchased such Notes if, to the extent that such sale was an initial sale by the Initial Purchasers within the United States, any such loss, claim, damage or liability of the Initial Purchasers is a result of the fact that both (A) a copy of the Offering Circular was not sent or given to such person at or prior to written confirmation of the sale of such Notes to such person and (B) the untrue statement or omission in the Preliminary Offering Circular was corrected in the Offering Circular, unless such failure to deliver the Offering Circular was a result of noncompliance by the Company with
         Section 5(b) or 5(c) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Initial Purchaser or to any officer, employee or controlling person of that Initial Purchaser.

                  (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Circular, the Offering Circular or in any amendment or supplement thereto or (B) in any Blue Sky Application or
         (ii) the omission or alleged omission to state in any Preliminary Offering Circular, the Offering Circular or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of that Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel has been specifically authorized by the indemnifying party in writing, or (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or
         (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by (x) the Representatives, if the indemnified parties under this Section 8 consist of the Initial Purchasers or any of their respective officers, employees or controlling persons or (y) by the Company, if the indemnified parties under this Section 8 consist of any of the Company or any of its directors, officers, employees or controlling persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause
         (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the

         Company, on the one hand, and the total purchase discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement, in each case as set forth in this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
         Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were resold to Eligible Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

                  (e) The Initial Purchasers severally confirm and the Company acknowledges that the fourth sentence in the sixth paragraph, the tenth paragraph, the eleventh paragraph and the twelfth paragraph under the caption "Plan of Distribution" in the Offering Circular constitute the only information concerning the Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Circular.

         SECTION 9. Defaulting Initial Purchasers.

         If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes which the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions which the amount of the Notes set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the total amount of Notes set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total amount of the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the amount of Notes which it agreed to purchase on the Closing Date pursuant to the terms of
Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all of the Notes to be purchased on the Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to the Representatives do not elect to purchase the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser(s) or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 6. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 9, purchases the Notes which a defaulting Initial Purchaser agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the Representatives or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Circular or in any other document or arrangement.

         SECTION 10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(l), 7(m) and 7(n) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

         SECTION 11. Reimbursement of Initial Purchasers' Expenses. If the Company shall fail to tender the Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Company shall not be obligated to reimburse any Initial Purchaser on account of those expenses.

         SECTION 12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to the care of Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group and to Lehman Brothers Inc., 101 Hudson Street, Jersey City, New Jersey 07302, Attention: Fixed Income Syndicate (Fax:
         201/524-5175), with a copy to the Office of the General Counsel;

                  (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Burt M. Martin, Esq. (Fax:
         713/693-4484);

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by the Representatives.

         SECTION 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers, employees and person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 15. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the rules and regulations of the Commission under the Securities Act.

         SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to any provisions relating to conflicts of laws.

         SECTION 17. Counterparts. This Agreement may be executed in two or more counterparts and, if executed in two or more counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.



                         [SIGNATURES ON FOLLOWING PAGE]

         If the foregoing correctly sets for the agreement among the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                             Very truly yours,

                                             WEATHERFORD INTERNATIONAL, INC.


                                             By: /s/ LISA W. RODRIGUEZ
                                                 -------------------------------
                                             Name:   Lisa W. Rodriguez
                                             Title:  Vice President -- Finance
                                                     & Accounting



Accepted on behalf of the Initial Purchasers:

CREDIT SUISSE FIRST BOSTON CORPORATION



By: /s/ CHARLES K. THOMPSON
    ---------------------------
Name:   Charles K. Thompson
Title:  Director


LEHMAN BROTHERS INC.



By: /s/ MARTIN GOLDBERG
    ---------------------------
Name:   Martin Goldberg
Title:  Senior Vice President

                                   SCHEDULE 1

Initial Purchasers                                            Principal Amount of Notes
------------------                                            -------------------------
Credit Suisse First Boston Corporation                              $131,250,000
Lehman Brothers Inc.                                                 131,250,000
Deutsche Banc Alex. Brown Inc.                                        35,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                    35,000,000
Banc One Capital Markets, Inc.                                        17,500,000
                                                                    ------------
Total                                                               $350,000,000
                                                                    ============